EXHIBIT 99.1

NEWS RELEASE – For Immediate Dissemination

Body and Mind Inc. Lynwood IL Dispensary Grand Opening and Corporate Update

LAS VEGAS, NV and VANCOUVER, B.C., CANADA – April 8, 2025 – Body and Mind Inc. (CSE: BAMM, OTC Pink: BMMJ) (the “Company” or “BaM”) is pleased to announce the Grand Opening event at the newly opened Lynwood Illinois dispensary.

“We are excited to host the Grand Opening event on April 12th at 12:00 PM at our Lynwood dispensary conveniently, located at the corners of Glenwood Dyer Rd and Torrence Ave. (20513 Torrence Ave, Lynwood IL 60411)”, stated Trip Hoffman, Chief Operating Officer of Body and Mind. “I’d like to thank the Village of Lynwood, the general contractor and construction team, and our retail operations team for their patience and hard work in achieving the dispensary opening.”

The Company announced definitive agreements to sell the Lynwood dispensary (see news release January 30, 2025) and will be operated by Body and Mind pending regulatory approval of the transaction.

Additionally, the Company has entered into an amendment of the credit facility with Bengal Catalyst Fund (see press release October 10, 2025) with the amendment acknowledging a $833,334 payment towards the credit facility, under which the Company is currently in default, and permitting the Company to reborrow $833,334 on a revolving basis. The maximum aggregate principal amount of the non-revolving balance available under the credit facility accordingly has been reduced to $1.4 million. The amendment includes an interest rate increase from 18% to 24% per annum so long as the aggregate principal amount of the loans outstanding under the credit facility is equal to or greater than $1.7 million, as well as a 60-day forbearance period granted to the Company to cure its default. As of April 7, 2025, the effective date of the amendment, $2.3 million of aggregate principal remains outstanding under all loans advanced under the credit facility. Additional details on the credit facility amendment can be found in the Company’s current report on Form 8-K, anticipated to be filed on EDGAR within the prescribed filing period of four business days.

About Body and Mind Inc.

BaM is an operations-focused cannabis company which operates retail cannabis dispensaries in California and Illinois with pending retail operations in New Jersey. We work daily to increase our market share through delighting customers while also continuing to hone our operational efficiencies to drive profits. We are primarily guided by the metric of return on investment. Currently, we believe the most significant return on investment projects in front of us are successful retail cannabis store launches in Illinois and New Jersey, which augment our existing retail footprint.

Please visit www.bodyandmind.com for more information.

Twitter: @bodyandmindBaM

For further information, please contact:

Company Contact:

Michael Mills

President and CEO

Tel: 800-361-6312

ir@bodyandmind.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy our securities.